 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2003

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

United Bancshares, Inc. (Nasdaq: UBOH – news), a $425 million bank holding company headquartered in Columbus Grove, Ohio, today announced that its wholly-owned bank subsidiaries which applied in February 2003 with state and federal regulators to legally consolidate their three separate charters into a single charter operating under the name and charter of The Union Bank Company, has received approval and has consummated the legal consolidation of the three charters into one.

United’s President and Chief Executive Officer, E. Eugene Lehman reemphasized that “The move to a single charter will enable The Union Bank Company to provide customers with greater convenience, uniform service levels and consistent product delivery throughout its market, while allowing the Company the opportunities for economies of scale and standardization throughout the Company.  The Company plans to immediately redirect some of the gained efficiencies into the Pemberville and Gibsonburg markets.”  The Company has an agreement for the purchase of three RFC Banking Company branches located in Pemberville and Gibsonburg.

Mr. Lehman added, “ Although the charters are now legally consolidated, over the next three months the Company will be communicating with customers required regulatory information and the benefits of the restructuring.  Our commitment remains to put our customer's convenience, value and safety first.”

Additionally, United’s Board of Directors approved a resolution for the issuance of trust preferred securities.  Brian D. Young, the Company’s Chief Financial Officer stated, “Trust preferred securities provide an excellent vehicle for raising tier one capital without diluting existing securities ownership, while obtaining beneficial tax treatment and enhancing shareholder value.”  He concluded, “The Company plans to utilize the additional capital to improve capital ratios after the aforementioned acquisition of the Pemberville and Gibsonburg branches and to strategically position the Company for future opportunities.”

United Bancshares, Inc. is a locally owned and operated holding company including The Union Bank Company. The bank serves Allen and Putnam Counties, with locations in Columbus Grove, Delphos, Kalida, Leipsic, Lima and Ottawa.

This release may contain certain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risk and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates.  For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2001 Form 10-K.

For more information, visit www.theubank.com or contact Brian Young at 419-659-2141.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: March 14, 2003	By: /s/ Brian D. Young
Brian D. Young CFO